HYATT HOTELS CORPORATION
DEFERRED COMPENSATION PLAN FOR DIRECTORS
As Amended and Restated Effective as of January 1, 2019

i

US-DOCS\102701295.5

HYATT HOTELS CORPORATION
DEFERRED COMPENSATION PLAN FOR DIRECTORS
As Amended and Restated Effective as of January 1, 2019

Article I.
DEFINITIONS
1.1    “Accounts” shall mean collectively the Director’s Cash Account and Stock Unit Account.
1.2    “Annual Equity Retainer” shall mean the annual equity retainer paid to the Director pursuant to the Company’s Non-Employee Director Compensation Program, as the same may be amended or restated from time to time (the “Compensation Program”) in Common Stock for serving as a member of the Board.
1.3    “Annual Fee” shall mean the quarterly retainer paid to the Director pursuant to the Compensation Program for serving as a member of the Board, which may be paid in cash or, at the election of the Director in Common Stock, but does not include any amounts earned for attending committees of the Board or for serving on committees of the Board.
1.4    “Board” shall mean the Board of Directors of Hyatt Hotels Corporation.
1.5    “Cash Account” shall mean the notional account created by the Company pursuant to Article III of this Plan in accordance with an election by a Director to receive deferred cash compensation under Article II hereof. For the avoidance of doubt, following the Second Restatement Effective Date, no payments shall be deferred into Cash Accounts hereunder.
1.6    “Change of Control” shall mean (a) prior to the consummation of a public offering in which the Company offers for sale shares of its common stock or other equity interests pursuant to an effective registration statement on Form S-1 or otherwise under the Securities Act of 1933, as amended (an “IPO”), Pritzker Affiliates shall fail to own more than 50% of the combined voting power of all Voting Stock of the Company and (b) following an IPO, any person or two or more persons acting in concert (other than (i) any Pritzker Affiliate or (ii) any Pritzker Affiliate along with any other stockholder which, together with its affiliates, owns more than 5% of the combined voting power or the Voting Stock as of June 30, 2009 (a “Non-Pritzker Affiliate Existing Shareholder”) so long as Pritzker Affiliates continue to own more Voting Stock than such Non-Pritzker Affiliate Existing Shareholder) shall have acquired “beneficial ownership,” directly or indirectly, of, or shall have acquired by contract or otherwise, Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Company. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, no Change of Control shall exist unless it shall constitute a ‘change in control event’ as defined in Treasury Regulation §1.409A-3(i)(5).
1.7    “Common Stock” shall mean the Class A Common Stock of the Company, par value $0.01 per share.
1.8    “Company” shall mean Hyatt Hotels Corporation and any corporate successors.

1.9    “Code” shall mean the Internal Revenue Code of 1986, as amended and any successor statute thereto.
1.10    “Director” shall mean a member of the Board of Directors of the Company who is not an employee of the Company or any of its subsidiaries.
1.11    “Effective Date” shall mean July 1, 2007.
1.12    “Fair Market Value” shall mean (a) if the Common Stock is not publicly traded on a national securities exchange or other quotation system, then the fair market value of the Common Stock as determined by an independent third party appraisal on the December 31 immediately preceding the date Fair Market Value is being so determined, or if the Board determines that subsequent events have materially affected such value, then as of a date determined by the Board, which appraisal shall reflect a reasonable valuation of the Company as contemplated by Treasury Regulation §1.409A-1(b)(5), or (b) if the Common Stock is publicly traded on a national securities exchange, the fair market value of the Common Stock shall be the closing price of the Common Stock regular way, as reported in the Wall Street Journal for the relevant date, or if the Common Stock is not traded on such date, the next preceding trading date.
1.13     “First Restatement Effective Date” shall mean December 10, 2009.
1.14    “Initial Equity Retainer” shall mean the grant of Common Stock deliverable to the Director pursuant to the Compensation Program in connection with the Director’s election or appointment to the Board.
1.15     “Plan” shall mean this Deferred Compensation Plan for Directors as it may be amended from time to time.
1.16    “Pritzker Affiliate” shall mean (i) all lineal descendants of Nicholas J. Pritzker, deceased, and all spouses and adopted children of such descendants; (ii) all trusts for the benefit of any person described in clause (i) and trustees of such trusts; (iii) all legal representatives of any person or trust described in clauses (i) or (ii); and (iv) all partnerships, corporations, limited liability companies or other entities controlling, controlled by or under common control with any person, trust or other entity described in clauses (i), (ii) or (iii). “Control” for these purposes shall mean the ability to influence, direct or otherwise significantly affect the major policies, activities or action of any person or entity, and the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
1.17    “Year” shall mean calendar year.
1.18    “Second Restatement Effective Date” shall mean January 1, 2019.
1.19    “Separation from Service” shall mean termination of service as a Director; provided that the individual is not or does not as a result thereof become an employee or maintain an independent contractor relationship with the Company or any subsidiary. All determinations of whether an individual has had a Separation from Service shall be made applying the definition contained in Treasury Regulation §1.409A-1(h).
1.20    “Stock Unit” shall mean a notional unit representing the right to receive one share of Common Stock.
1.21    “Stock Unit Account” shall mean the bookkeeping account created by the Company pursuant Article III of this Plan in accordance with an election by a Director to receive deferred stock compensation under Article II hereof.
1.22    “Voting Stock” means each class of securities the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of the Company, even though the right so to vote has been suspended by the happening of such a contingency.
1.23    “He”, “Him” or “His” shall apply equally to male and female members of the Board.
ARTICLE II.
ELECTION TO DEFER AND PAYMENT ELECTIONS
2.1    A Director may elect to defer payment of all or a specified part of any Annual Fee or Annual Equity Retainer by filing an election with the Company as follows:

(a)
On or before December 31 of any Year, the Director may elect to defer all or any part of the Annual Fee or Annual Equity Retainer earned during the Year following such election and succeeding Years (until the Director ceases to be a Director).

(b)
Any person who shall become a Director during any Year, and who was not a Director on the preceding December 31, may elect within thirty days after the Director’s term begins to defer payment of all or a specified part of such Annual Fee or Annual Equity Retainer earned during the remainder of such Year or succeeding Years following such election.

(c)	Prior to the First Restatement Effective Date, each Director was also allowed to defer receipt of his Initial Equity Retainer.

(d)
Fees deferred pursuant to this Section shall be paid to the Director at the time(s) and in the manner specified in Article IV hereof, in the form of cash or Common Stock, or any combination thereof, as designated by the Director in accordance with Article III hereof.

2.2    Each deferral election shall continue from Year to Year unless the Director terminates it by written request delivered to the Secretary of the Company prior to the commencement of the Year for which the termination is first effective.

2.3    At the time of deferral, the Director may elect to have the Annual Fee, Annual Equity Retainer or Initial Equity Retainer (for deferrals prior to the First Restatement Effective Date in the case of Initial Equity Retainers) for such Year distributed on the earlier of his Separation from Service as provided in Section 4.1 or the last business day of March of the fifth Year following the Year in which such Annual Fee, Annual Equity Retainer or Initial Equity Retainer would otherwise have been paid, absent the deferral election (an “In-Service Distribution Date”).
ARTICLE III.
DEFERRED COMPENSATION ACCOUNTS
3.1    The Company shall maintain separate bookkeeping accounts for the Annual Fees, Annual Equity Retainer or Initial Equity Retainer deferred by each Director. Each Annual Equity Retainer, Initial Equity Retainer and, with respect to deferral elections made after the Second Restatement Effective Date, each Annual Fee deferred by a Director shall be denominated in Stock Units and held in a Stock Unit Account for the benefit of the Director. Prior to the Second Restatement Effective Date, each Director was allowed to elect at the time of the deferral to have the Annual Fee denominated in either Stock Units and credited to the Stock Unit Account, or in cash and credited to the Cash Account.
3.2    For Annual Fees deferred pursuant to a deferral election made prior to the Second Restatement Effective Date for which an election to receive cash was made, the Company shall credit, on the date the Annual Fees become payable, to the Cash Account of each Director the deferred portion of any Annual Fees due to the Director as to which an election to receive cash has been made. Subject to Section 3.10, Annual Fees deferred in the form of cash (and interest thereon) shall be held in the general funds of the Company.
3.3    The Company shall credit the Cash Account of each Director on a quarterly basis with interest at the prime rate in effect at the Company’s principal commercial bank on the date of the next immediately following regular quarterly Directors’ meeting. A Director’s Cash Account shall continue to accrue interest in the foregoing manner until two days prior to the date on which the balance of the Director’s Cash Account will be paid, in accordance with the terms of Article IV hereof, in satisfaction of all payments owed to the Director under the Plan.
3.4    With respect to (i) Annual Fees deferred pursuant to a deferral election made prior to the Second Restatement Effective Date for which an election to receive Common Stock was made, (ii) all Annual Fees deferred pursuant to deferral elections made on or after the Second Restatement Effective Date, and (iii) all deferred Annual Equity Retainers, the Company shall credit, on the date such Annual Fees or Annual Equity Retainers (as applicable) become payable, the Stock Unit Account of each Director with the number of Stock Units which is equal to: the deferred portion of any Annual Equity Retainer or Annual Fee due to the Director ), divided by the Fair Market Value of the Common Stock on the date such Annual Equity Retainer or Annual Fee would otherwise have been paid. With respect to the Initial Equity Retainer deferred prior to the First Restatement Effective Date, the Stock Unit Account will be credited with the number of Stock Units equal to the Initial Equity Retainer divided by the Fair Market Value on the date the Director was first elected or appointed to the Board (or the Effective Date with respect to Initial Equity Retainers granted on the Effective Date). If adjustments are made to the outstanding shares of Common Stock as a result of recapitalization, merger, consolidation, split up, stock split, reverse stock split, spin-off or other distribution of stock or property of the Company, extraordinary dividends combination of securities, exchange of securities or other similar change in the capital structure of the Company (other than normal cash dividends), an appropriate adjustment also will be made in the number of Stock Units credited to the Director’s Stock Unit Account.
3.5    From and after the Second Restatement Effective Date, on the date on which any dividend is paid to shareholders of Common Stock, the Company shall pay to each Director an amount in cash equal to the per share dividend so paid (or the fair market value of such dividend if non-cash) multiplied by the number of shares of Common Stock underlying the Stock Units held in such Director’s Stock Unit Account (if any).
3.6    With respect to any Annual Fee deferred pursuant to Section 3.4 hereof, each quarterly payment of such Annual Fee will be calculated using the Fair Market Value of the Common Stock on the fifteenth day of the last month of each quarter, and if such fifteenth day is not a market day, the Fair Market Value of the Common Stock from the next market day following such fifteenth day. Any Stock Units credited to a Director’s Stock Unit Account under this Agreement may be credited in fractional shares of Common Stock, if applicable.
3.7    Stock Units shall not entitle any person to rights of a stock holder with respect to such Stock Units unless and until shares of Common Stock have been issued to such person in respect of such Stock Units pursuant to Article IV hereof.
3.8    The Company shall not be required to acquire, reserve, segregate, or otherwise set aside shares of its Common Stock or cash for the payment of its obligations under the Plan, but shall make available as and when required a sufficient number of its Common Stock and/or cash to meet the needs of the Plan.
3.9    Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.
3.10    The Company may enter into a trust agreement creating an irrevocable grantor trust for the holding of cash credited to the Cash Account of each Director under the Plan. Any assets of such trust shall be subject to the claims of creditors of the Company to the extent set forth in the trust, and Directors’ interests in benefits under this Plan shall only be those of unsecured creditors of the Company.
ARTICLE IV.
PAYMENT OF DEFERRED COMPENSATION
4.1    Timing and Form of Payment. Unless otherwise elected under Section 2.3, amounts contained in a Director’s Accounts will be distributed in a lump sum on January 31st of the Year following the Director’s Separation from Service. Amounts credited to a Director’s Cash Account shall be paid in cash. Amounts credited to a Director’s Stock Unit Account shall be paid in the form of one whole share of Common Stock for each Stock Unit; provided, however, that any fractional share held in such Stock Unit Account shall be automatically and immediately converted to an amount in cash equal to such fractional share multiplied by the Fair Market Value as of the date of the payment of such Director’s Accounts.
4.2    Designation of Beneficiary. Each Director shall have the right to designate a beneficiary who is to succeed to his right to receive payments hereunder in the event of death. Any designated beneficiary will receive payments in the same manner as the Director if he had lived. In case of a failure of designation or the death of a designated beneficiary without a designated successor, the balance of the amounts contained in the Director’s Accounts shall be payable in accordance with Section 4.1 to the Director’s or former Director’s estate in full on the January 31 of the Year following the Year in which the Director or his designated beneficiary dies. No designation of beneficiary or change in beneficiary shall be valid unless in writing signed by the Director and filed with the Secretary of the Company. Any beneficiary may be changed without the consent of any prior beneficiary.
4.3    Permissible Acceleration. Notwithstanding Section 4.1, all or a portion of a Director’s Accounts may be paid prior to the payment date(s) elected under Section 2.3 in the discretion of the Company upon the following events:

(a)	To comply with a domestic relations order (as defined in Code Section 414(p)(1)(B));

(b)
In the event of an Unforeseeable Emergency (as defined below), a Director may, upon written request, receive payment of all or any portion of his Accounts as is reasonably necessary (as determined by the full Board of Directors, without regard to the affected Director) to relieve the need occasioned by the Unforeseeable Emergency. Such payment shall be made as soon as reasonably practicable following the later of (i) the payment date designated by the Director in his request or (ii) the determination of Unforeseeable Emergency, but in any event not later than 30 days after such date. For purposes of this paragraph (b), an “Unforeseeable Emergency” means a severe financial hardship to the Director resulting from an illness or accident of the Director, or of the Director’s spouse, beneficiary, or dependent, loss of the Director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director. The determination of Unforeseeable Emergency shall be made by the full Board of Directors without regard to the affected Director based upon all of the facts and circumstances of each case and in light of Treasury Regulation Section 1.409A-3. No payment on account of Unforeseeable Emergency shall be made to the extent that the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Director’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(c)
If the Internal Revenue Service, makes a determination that a Director is required to include in gross income the value of his Accounts, as soon as practicable following such determination the Company shall pay to the Director in a lump sum, the full amount required to be included in the Director’s gross income.

(d)
If the distributable balance of the Director’s Accounts is less than the amount applicable under Code Section 402(g) for the Year in question, then notwithstanding any prior installment election, the balance of such Accounts shall be distributed in a lump sum.

(e)
Upon the termination and liquidation of the Plan, the balance of the Directors Accounts shall be distributed in a lump sum twelve months following such termination and liquidation; provided that such termination or liquidation is not in connection with a downturn in the financial health of the Company and shall conform to the requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix).

4.4    Section 409A Delay. Notwithstanding anything in Section 4.1 to the contrary, if a Director is an employee of the Company at the time of his Separation from Service such Director’s Accounts shall not be payable to the Director prior to the earlier of (a) the expiration of the six-month period measured from the date of the Director’s Separation from Service or (b) death, at which time all payments deferred pursuant to this Section 4.4 shall be paid in a lump sum to the Director, and any remaining payments shall be paid as otherwise provided under Section 4.1.
4.5    Election to Further Defer Payment. A Director who has elected to receive payment under Section 2.3 of an Annual Fee, Annual Equity Retainer or Initial Equity Retainer on an In-Service Distribution Date may change such election by completing and delivering an election to the Secretary of the Company to change the In-Service Distribution Date to a new In-Service Distribution Date subject to the following limitations:

(a)
The Director’s election of a new In-Service Distribution Date shall not take effect until at least twelve (12) months after the Director’s new In-Service Distribution Date election is made in accordance with Section 409A(a)(4)(C)(i) of the Code and the Treasury Regulations thereunder.

(b)
The Director’s new In-Service Distribution Date may not be less than five years from the date of the Director’s prior In-Service Distribution Date, as determined in accordance with Section 409A(a)(4)(C)(ii) of the Code and the Treasury Regulations thereunder.

(c)
The Director’s election of a new In-Service Distribution Date shall not be made less than twelve (12) months prior to the prior In-Service Distribution Date in accordance with Section 409A(a)(4)(C)(iii) of the Code and the Treasury Regulations thereunder.

(d)	Any change to a Director’s In-Service Distribution Date election shall be made in accordance with Section 409A(a)(4)(C) of the Code and the Treasury Regulations thereunder.

ARTICLE V.
ADMINISTRATION
5.1    The books and records to be maintained for the purpose of the Plan shall be maintained by the Company at its expense. All expenses of administering the Plan shall be paid by the Company.
5.2    Except to the extent required by law, the right of any Director or any beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Director or beneficiary; and any such benefit or payment shall not be subject to alienation, sale, transfer, assignment or encumbrance.
5.3    No member of the Board and no officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct, and the Company shall not be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a Director, officer or employee of the Company.

ARTICLE VI.
AMENDMENT OF PLAN
6.1    Subject to any stockholder approval which may be required by law or the requirements of any stock exchange on which the Common Stock is then listed, the Plan may be amended, suspended or terminated in whole or in part from time to time by the Board, except no amendment, suspension, or termination shall apply to the payment to any Director or beneficiary of a deceased Director of an amounts previously credited to a Director’s Accounts, without the Director’s consent (or the beneficiary’s consent in the case of a deceased Director).
6.2    Notice of every such amendment shall be given in writing to each Director and beneficiary of a deceased Director.
ARTICLE VII.
CHANGE OF CONTROL
7.1    Notwithstanding any election under Section 2.3 or the provisions of Section 4.1 to the contrary, upon the occurrence of a Change of Control the amounts credited to a Director’s Accounts shall be paid in a lump sum on the date of the Change of Control.
7.2    A Director’s Accounts shall be paid within thirty (30) days following the Change of Control, but in no event later than the later of: (a) December 31 of the Year in which the Change of Control occurs, or (b) two and one-half (2 ½) months following the date of the Change of Control.
ARTICLE VIII.
EFFECTIVE DATE
This Plan was originally adopted by the Board of Directors effective as of July 1, 2007, was amended and restated effective December 10, 2009, was amended effective January 1, 2009, and was further amended and restated effective January 1, 2019.